Exhibit 19.1

       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 3/31/98

AGGREGATE RECEIVABLES BALANCE             NUMBER OF ACCTS       PERCENT OF                 AGGREGATE            PERCENT OF
                                                                 NUMBER OF                RECEIVABLE             AGGREGATE
                                                                     ACCTS                   BALANCE            RECEIVABLE
                                                                                                                   BALANCE


1.       5,000  or less                          35,753           70.13%               $58,557,381.28                11.13%

2.       5,000 - 10,000                           6,479           12.71%                45,838,323.10                 8.71%

3.      10,000 - 25,000                           5,095            9.99%                79,061,350.34                15.02%

4.      25,000 - 50,000                           1,996            3.92%                69,368,197.29                13.18%

5.      50,000 - 75,000                             649            1.27%                39,790,581.99                 7.56%

6.      75,000 - 100,000                            309            0.61%                26,769,556.44                 5.09%

7.     100,000 - 250,000                            476            0.93%                72,409,842.41                13.76%

8.     250,000 - 500,000                            141            0.28%                48,211,242.09                 9.16%

9.     500,000 - 1,000,000                           56            0.11%                37,456,672.92                 7.12%

10.  1,000,000 - 5,000,000                           23            0.05%                41,661,482.62                 7.92%

11.       Over   5,000,000                            1                                  7,083,846.00                 1.35%


Total:                                           50,978                               $526,208,476.48

 AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM - IDENTIFIED PORTFOLIO
                                  AS OF 3/31/98


REMAINING INSTALLMENT TERM        NUMBER OF ACCTS                    PERCENT                 AGGREGATE              PERCENT OF
                                                                OF NUMBER OF               RECEIVABLES               AGGREGATE
                                                                       ACCTS                   BALANCE             RECEIVABLES
                                                                                                                       BALANCE

03 Months or Less                          20,554                     40.32%            $78,921,464.98                  15.00%


04 to 06 Months                            16,706                     32.77%            176,394,862.37                  33.52%


07 to 09 Months                            13,192                     25.88%            209,341,826.25                  39.78%


10 to 12 Months                               320                      0.63%             18,536,954.67                   3.52%


13 to 18 Months                                95                      0.19%             12,945,947.31                   2.46%


More than 18 Months                           111                      0.22%             30,067,420.90                   5.71%





Total:                                     50,978                                      $526,208,476.48

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 3/31/98

            STATES                        AGGREGATE                 PERCENTAGE OF
                                        RECEIVABLES                     AGGREGATE
                                            BALANCE                   RECEIVABLES
                                                                          BALANCE

CALIFORNIA                          $103,032,818.22                        19.58%
TEXAS                                 64,675,755.70                        12.29%
NEW YORK                              56,683,703.55                        10.77%
NEW JERSEY                            38,679,612.83                         7.35%
FLORIDA                               37,970,331.42                         7.22%
PENNSYLVANIA                          19,308,688.86                         3.67%
GEORGIA                               14,698,569.00                         2.79%
WASHINGTON                            13,905,923.20                         2.64%
MASSACHUSETTS                         13,547,538.25                         2.57%
OHIO                                  13,410,111.70                         2.55%
MICHIGAN                              12,755,560.77                         2.42%
INDIANA                               12,452,433.94                         2.37%
ILLINOIS                              12,228,172.41                         2.32%
COLORADO                              11,222,378.40                         2.13%
VIRGINIA                               7,349,349.56                         1.40%
LOUISIANA                              7,005,768.79                         1.33%
ALASKA                                 6,866,701.50                         1.30%
CONNECTICUT                            6,823,443.64                         1.30%
SOUTH CAROLINA                         6,642,102.10                         1.26%
OREGON                                 6,112,560.72                         1.16%
MARYLAND                               5,455,606.06                         1.04%
MINNESOTA                              5,255,085.30                         1.00%
NORTH CAROLINA                         5,048,555.93                         0.96%
ALABAMA                                4,989,349.60                         0.95%
OKLAHOMA                               4,504,571.08                         0.86%
MISSOURI                               4,177,917.45                         0.79%
KENTUCKY                               3,639,275.01                         0.69%
WEST VIRGINIA                          3,541,548.10                         0.67%
ARIZONA                                3,505,869.25                         0.67%
ARKANSAS                               3,174,659.67                         0.60%
HAWAII                                 2,988,919.48                         0.57%
NEVADA                                 2,295,848.10                         0.44%
WISCONSIN                              2,025,993.97                         0.39%
IDAHO                                  1,883,799.60                         0.36%
UTAH                                   1,831,845.30                         0.35%
NEW HAMPSHIRE                          1,819,295.01                         0.35%
MAINE                                  1,368,737.46                         0.26%
IOWA                                     862,928.27                         0.16%
RHODE ISLAND                             726,935.63                         0.14%
MONTANA                                  634,381.50                         0.12%
NEBRASKA                                 535,981.53                         0.10%
WYOMING                                  392,117.11                         0.07%
SOUTH DAKOTA                             121,102.04                         0.02%
DELAWARE                                  27,450.99                         0.00%
ONTARIO                                   12,517.40                         0.00%
MISSISSIPPI                               10,891.40                         0.00%
TENNESSEE                                  1,641.59                         0.00%
KANSAS                                     1,575.40                         0.00%
BRITISH  COLUMBIA                          1,203.30                         0.00%
NEW MEXICO                                   546.44                         0.00%
ALBERTA                                      415.89                         0.00%
NORTH DAKOTA                                 303.76                         0.00%
VIRGIN ISLANDS                                83.30                         0.00%

Total:                              $526,208,476.48

                             LOAN LOSS EXPERIENCE(1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                         THREE MONTHS                   TWELVE MONTHS
                                                                        ENDED MARCH 31,              ENDED DECEMBER 31,
                                                                             1998                           1997
                                                                             ----                           ----


Average Outstanding Principal Balance                                     $540,888                         $562,229

Gross Charge Offs                                                              651                            1,002

Recoveries                                                                     116                              102

Net Charge Offs                                                                535                              900

Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance                                  0.40%    (2)                     0.16%


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
(2)   Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                                       AT MARCH 31,             AT DECEMBER 31,
                                                                           1998                      1997
                                                                           ----                      ----

Number of days a loan remains overdue after cancellation of the related insurance policy


              31-89 days                                                     1.06%                    1.17%

              90-270 days                                                    0.84%                    0.93%

              Over 270 days (1)                                              0.00%                    0.00%
                                                                             -----                    -----


                  Total                                                      1.90%                    2.10%
                                                                             =====                    =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                              THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                                  MARCH 31, 1998                       DECEMBER 31, 1997
                                                                  --------------                       -----------------


Average Outstanding Principal Balance Receivables                  $540,888                                $562,229



Interest & Fee Income                                                15,576                                  63,462




Average Revenue Yield                                                 11.52%   (1)                           11.29%




(1)  Calculated on an annualized basis.